UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 15, 2010

Allegiant Travel Company
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8360 S. Durango Drive, Las Vegas, Nevada		89113
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702-851-7300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On June 15, 2010, Allegiant Air, LLC, a wholly-owned subsidiary of Allegiant Travel Company (the "Company"), and Harrah’s Operating Company, Inc. ("Harrah’s") entered into the third amendment to the Air Transportation Charter Agreement dated as of October 31, 2008. Under the agreement prior to this third amendment, the Company had committed a second aircraft to the charter operations at Tunica, Mississippi on a part-time basis with a related increase in the minimum amount of flying guaranteed by Harrah’s to and from Tunica, Mississippi. The third amendment eliminates the service to and from Tunica with this second aircraft only and the related increase of guaranteed flying. The balance of the charter service under the agreement remains unchanged. The changes are effective as of July 1, 2010.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allegiant Travel Company

June 18, 2010	By:	Scott Sheldon

Name: Scott Sheldon
Title: Chief Financial Officer